Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1-A1 of our report dated March 9, 2022, relating to the financial statements of Iveda Solutions, Inc. as of December 31, 2021 and 2020 and to all references to our firm included in this Registration Statement.

Certified Public Accountants
Lakewood, CO
March 15, 2022